As filed with the Securities and Exchange Commission on December 12, 2001

Registration No. 333-74192

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

California	94-3145844
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1350 Treat Boulevard, Suite 250
Walnut Creek, California 94596
(925) 937-3950
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James L. Bildner
President, Chief Executive Officer and Chairman of the Board of Directors
Tier Technologies, Inc.
1350 Treat Boulevard, Suite 250
Walnut Creek, California 94596
(925) 937-3950
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

D. Bradley Peck, Esq. Cooley Godward LLP 4401 Eastgate Mall San Diego, California 92121-9109 Tel: (858) 550-6000 Fax: (858) 550-6420	Steven B. Stokdyk, Esq. Sullivan & Cromwell 1888 Century Park East Los Angeles, California 90067 Tel: (310) 712-6600 Fax: (310) 712-8800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

Exhibit No.		Description

1.1		Form of Underwriting Agreement
3.1		Amended and Restated Articles of Incorporation(1)
3.2		Bylaws(2)
4.1		Form of Class B common stock certificate(3)
5.1		Opinion of Cooley Godward LLP
23.1		Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2		Consent of Cooley Godward LLP (see Exhibit 5.1)
23.3	*	Consent of Charles W. Berger
23.4	*	Consent of Mary Agnes Wilderotter
24.1	*	Power of Attorney (contained on signature page)
*
Previously filed.

(1)
Filed as an exhibit to our Form 10-K, filed December 21, 1998, and incorporated herein by reference.

(2)
Filed as an exhibit to our Form S-1/A (File No. 333-37661), filed on November 17, 1997, and incorporated herein by reference.

(3)
Filed as an exhibit to our Form S-1 (File No. 333-37661), filed on October 10, 1997, and incorporated herein by reference.

II–1

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on this 12th day of December, 2001.

TIER TECHNOLOGIES, INC.
By:	/s/ JAMES L. BILDNER James L. Bildner President, Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date	Signature	Title

December 12, 2001	/s/ JAMES L. BILDNER James L. Bildner	President, Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)
December 12, 2001	* Laura B. DePole	Chief Financial Officer (principal financial and accounting officer)
December 12, 2001	* Samuel Cabot III	Director
December 12, 2001	* Morgan Guenther	Director
December 12, 2001	* Ronald L. Rossetti	Director
December 12, 2001	* William Van Faasen	Director
December 12, 2001	/s/ JAMES L. BILDNER James L. Bildner *Attorney-in-fact	President, Chief Executive Officer and Chairman of the Board of Directors

II–2

Index to Exhibits

Exhibit No.		Description

1.1		Form of Underwriting Agreement
3.1		Amended and Restated Articles of Incorporation(1)
3.2		Bylaws(2)
4.1		Form of Class B common stock certificate(3)
5.1		Opinion of Cooley Godward LLP
23.1		Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2		Consent of Cooley Godward LLP (see Exhibit 5.1)
23.3	*	Consent of Charles W. Berger
23.4	*	Consent of Mary Agnes Wilderotter
24.1	*	Power of Attorney (contained on signature page)
*
Previously filed.

(1)
Filed as an exhibit to our Form 10-K, filed December 21, 1998, and incorporated herein by reference.

(2)
Filed as an exhibit to our Form S-1/A (File No. 333-37661), filed on November 17, 1997, and incorporated herein by reference.

(3)
Filed as an exhibit to our Form S-1 (File No. 333-37661), filed on October 10, 1997, and incorporated herein by reference.